UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Regency Forest Drive, Suite 300, Cary, NC	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Secured Debt Transaction

On August 8, 2025, Heron Therapeutics, Inc. (the “Company”), together with certain of its subsidiaries, entered into an amendment (the “Second Amendment”) to that certain Working Capital Facility Agreement, dated August 9, 2023 (as amended, the “Loan Agreement”), with Hercules Capital, Inc., as administrative agent and collateral agent, and the several banks and other financial institutions or entities from time to time parties thereto.

The Second Amendment amends the Loan Agreement (a) to increase the aggregate principal amount of terms loans of up to $150.0 million plus accrued and unpaid paid-in-kind interest on the existing debt, with tranched availability as follows: $110.0 million plus accrued and unpaid paid-in-kind interest on the existing debt at closing (“tranche 1”), $20.0 million available through December 15, 2026 (“tranche 2”), and $20.0 million available from the earlier of: (i) the full draw of tranche 2 and (ii) September 30, 2027 (“tranche 3”), and in the case of tranches 2 and 3, subject to certain customary conditions to draw down, (b) to extend the maturity date under the Loan Agreement to the earlier of (i) September 1, 2030 and (ii) to the extent that the Company issues convertible indebtedness, the date 180 days prior to the stated maturity thereof, (c) to adjust the interest rate to Prime (7.5% floor) plus 1.95% cash interest and 1.00% paid-in-kind interest and (d) to provide for payment of a 1.00% upfront facility charge and an end of term charge of up to 6.25%, depending on the end of term. The loans thereunder do not have any scheduled amortization payments. The Secured Debt Transaction expected to close on August 12, 2025, subject to other customary closing conditions.

Convertible Note Exchange

On August 8, 2025, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with the investors party thereto (collectively, the “Holders”), pursuant to which the Company and the Holders have agreed to the following: (i) the Company and the Holders will exchange senior unsecured convertible promissory notes in an aggregate principal amount of $150.0 million (the “Existing Notes”) that were issued and sold by the Company to the Holders pursuant to that certain note purchase agreement, dated as of May 24, 2021, of which an aggregate principal amount of $25.0 million of the Existing Notes will be exchanged for shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) the remaining aggregate principal amount of $125.0 million of the Existing Notes, together with all accrued and unpaid interest thereon, will be repaid in cash by the Company to the Holders (the “Note Exchange”). The Exchange Agreement contains customary representations and warranties, agreements and obligations and termination provisions. The Note Exchange is expected to close on August 12, 2025, subject to other customary closing conditions.

Convertible Note Issuance

On August 8, 2025, the Company, entered into a Note Purchase Agreement (the “2031 Note Purchase Agreement”) with the purchasers from time to time party thereto (collectively, the “Purchasers”) and Rubric Capital Management LP, a Delaware limited partnership (“Rubric”), as agent for the Purchasers, pursuant to which the Company will issue and sell to the Purchasers convertible senior unsecured promissory notes for an aggregate purchase price of $35.0 million pursuant to exemptions from registration under Section 4(a)(2) under the Securities Act of 1933, as amended (the “Convertible Note Issuance”). The Convertible Note Issuance provides for (i) a term of 55 months, (ii) a 5% original issuance discount, (iii) 5% per annum interest, (iv) the Company shall have the right to pay interest in kind for the first twelve months at a 7% rate, and (v) convertible into Common Stock at $1.80 per share , subject to Stockholder Approval as defined below. The 2031 Note Purchase Agreement contains customary representations and warranties, agreements and obligations and termination provisions. The Convertible Note Issuance is expected to close on August 12, 2025, subject to other customary closing conditions.

Private Placement

On August 8, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto (collectively, the “Purchasers”), in connection with the private sale of (i) 13,225,227 unregistered shares of the Company’s Common Stock and (ii) 524,141 unregistered shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, which shall automatically convert upon Stockholder Approval (as defined below) into 5,241,410 shares of Common Stock (the “Preferred Stock” and together with the Common Stock, the “Private Shares”), in a private placement at a purchase price of $1.50 per share (the “Purchase Price”) for an aggregate investment amount of approximately $27.7 million (the “Private Placement”). The Purchase Agreement contains customary representations and warranties, agreements and obligations and termination provisions. The issuance of the Private Shares in the Private Placement described above was made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D under the Securities Act. The Private Placement is expected to close on August 12, 2025, subject to other customary closing conditions.

The Company intends to use the proceeds from the Private Placement for working capital and general corporate purposes. The Company’s management will retain broad discretion over the allocation of the net proceeds.

The Company intends to seek stockholder approval (the “Stockholder Approval”) pursuant to the applicable rules of the Nasdaq Stock Market to approve the conversion of the Convertible Note Issuance and the Preferred Stock into Common Stock. The Company will file a preliminary proxy statement for such Stockholder Approval within thirty (30) days of Closing. In addition, the Company has agreed to file a resale registration statement within thirty (30) days of Closing to register the shares of Common Stock to be issued in connection with the transactions described above.

A copy of each of the Second Amendment, the Exchange Agreement, the 2031 Note Purchase Agreement and the Purchase Agreement will be filed as an amendment to this report on Form 8-K or with a new Form 8-K. The foregoing descriptions of the Second Amendment, the Exchange Agreement, the 2031 Note Purchase Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits. The provisions of the foregoing agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2025, the Company issued a press release announcing its financial results for the three and six months ended June 30, 2025 (“Earnings Press Release”). A copy of the Earnings Press Release is furnished as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02 Unregistered Sale of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01 Other Events.

On August 8, 2025, the Company issued a press release announcing (i) the Second Amendment, (ii) the Note Exchange, (iii) the Convertible Note Issuance and (iv) the Private Placement, which is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 8, 2025
99.2	Press Release regarding Second Amendment, Note Exchange, Convertible Note Issuance and Private Placement, dated August 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: August 8, 2025	/s/ Ira Duarte
Ira Duarte Executive Vice President, Chief Financial Officer